Exhibit 10.3

LIMITED RECOURSE GUARANTY

THIS LIMITED RECOURSE GUARANTY is made as of April 1, 2015 by Hawaii Pacific Energy, LLC, a Delaware limited liability company (herein called “Guarantor”) in favor of the Secured Parties (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”).

RECITALS:

WHEREAS, Par Petroleum Corporation (“Borrower”), the guarantors party thereto from time to time (together with the Borrower, each a “Credit Party” and collectively, the “Credit Parties”), the lenders party thereto from time to time (the “Lenders”), and Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”) have entered into that certain Delayed Draw Term Loan and Bridge Loan Credit Agreement dated as of July 11, 2014 (as amended by that certain First Amendment thereto dated as of July 28, 2014, that certain Second Amendment thereto dated as of September 10, 2014, that certain Third Amendment thereto dated as of March 11, 2015, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the other Loan Documents, pursuant to which the Lenders have agreed to make loans and other extensions of credit to the Borrower subject to the terms and conditions set forth therein;

WHEREAS, the Guarantor is a wholly-owned subsidiary of the Borrower;

WHEREAS, as a condition precedent to the Lenders permitting the consummation of the Contemplated Acquisition, Guarantor is required to enter into and deliver (i) this Guaranty and (ii) that certain Pledge Agreement dated as of the date hereof by and between Guarantor and the Administrative Agent for the ratable benefit of the Secured Parties (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “HPE Pledge Agreement”), to secure the Guaranteed Obligations (as defined herein); and

WHEREAS, the Guarantor has determined that Guarantor’s execution, delivery and performance of this Guaranty may reasonably be expected to benefit Guarantor, directly or indirectly, and is in the best interests of Guarantor;

NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the Secured Parties to permit the Contemplated Acquisition, Guarantor hereby agrees in favor of the Secured Parties, as follows:

1. Capitalized Terms. Capitalized terms used in this Guaranty and not defined herein shall have the meanings ascribed to them in the Credit Agreement. For the avoidance of doubt, “Obligations” shall have the meaning set forth in the Credit Agreement and shall include the “Guaranteed Obligations” as defined in the Credit Agreement.

2. Guaranty. (a) The Guarantor hereby (i) guarantees, as primary obligor and not as a surety, to each Secured Party and its respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and any Notes held by each Lender of, the Borrower, and all other Obligations from time to time owing to the Secured Parties by any Credit Party under any Loan Document in each case strictly in accordance with the terms thereof and (ii) agrees to be liable for the full and indefeasible payment and performance when due of all reasonable expenses (including, without limitation, attorneys’ fees and legal expenses) incurred by Secured Parties in connection with the preparation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of Credit Parties’ obligations, liabilities and indebtedness as aforesaid to Secured Parties, the rights of Secured Parties in any collateral or under this Guarantee and all other Loan Documents or in any way involving claims by or against Secured Parties directly or indirectly arising out of or related to the relationships between any Credit Parties and Secured Parties, whether such expenses are incurred before, during or after the initial or any renewal term of the Credit Agreement and the other Loan Documents or after the commencement of any case with respect to any Credit Party under the United States Bankruptcy Code or any similar statute (such obligations being herein collectively called the “Guaranteed Obligations”). Subject to Section 2(b) below, the Guarantor hereby agrees that if the Borrower or other Guarantors (as defined in the Credit Agreement) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantor will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b) Limited Recourse. Notwithstanding any provision herein to the contrary, the liability of the Guarantor hereunder shall be limited to the “Collateral” as defined in and pledged pursuant to the HPE Pledge Agreement (collectively, the “Pledged Collateral”) plus all expenses (including, without limitation, reasonable attorneys’ fees) incurred by the Secured Parties in connection with the collection, liquidation, enforcement, and defense of the Guaranteed Obligations in respect of Guarantor, the rights of the Secured Parties in the Pledged Collateral or under this Guaranty or arising out of claims, by or against Secured Parties, directly or indirectly arising out of this Guaranty and/or the HPE Pledge Agreement.

3. Obligations Unconditional. The obligations of the Guarantor under Section 1 hereof shall constitute a guaranty of payment and to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Guaranty, or any of the Obligations under the Credit Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations and/or Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for payment in full). Without limiting the generality of the foregoing, to the fullest extent permitted by the mandatory requirements of applicable law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Obligations and/or Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Guaranty, the Credit Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of any Lender or Administrative Agent as security for any of the Obligations shall fail to be perfected; or

(e) the release of any other Guarantor.

To the extent permitted by law, the Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any other Credit Party under the Credit Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations. To the extent permitted by law, the Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Obligations and/or Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guaranty or acceptance of this Guaranty, and the Obligations and/or Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. This Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Obligations and/or Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantor hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against Borrower or against any other Person which may be or become liable in respect of all or any part of the Obligations and/or Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Guaranty and the Credit Agreement there may be no Obligations and/or Guaranteed Obligations outstanding.

4. Reinstatement. The Guaranteed Obligations and other obligations of the Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any other Credit Party in respect of the Obligations and/or Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations and/or Guaranteed Obligations, whether as a result of any proceedings under any Debtor Relief Law or otherwise.

5. Subrogation; Subordination. The Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under the Credit Agreement, it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in this Guaranty, whether by subrogation or otherwise, against the Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Debt of any Credit Party to Guarantor and any Debt of Guarantor to any Credit Party permitted pursuant to the Credit Agreement shall be subordinated to such Credit Party’s Obligations and or the Guaranteed Obligations, as applicable.

6. Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of Borrower and the other Credit Parties under the Credit Agreement, the Notes, if any, and the other Loan Documents may be declared to be forthwith due and payable as provided in Article VII of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and/or any other Credit Party and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor and/or any other Credit Party for purposes of this Guaranty.

7. Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Guaranty constitutes an instrument for the payment of money, and consents and agrees that any Lender or Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213 to the extent permitted thereunder.

8. Continuing Guarantee. Subject to Section 1(b), this Guaranty is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

9. General Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable Debtor Relief Law or other law affecting the rights of creditors generally, if the obligations of the Guarantor under this Guaranty would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Credit Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

10. Release of Guarantor. If, in compliance with the terms and provisions of the Loan Documents, all or substantially all of the Equity Interests of the Guarantor owned by a Credit Party or property of the Guarantor are sold or otherwise transferred (a “Transferred Guarantor”) to a Person or Persons, none of which is a Credit Party, such Transferred Guarantor shall, automatically upon the consummation of such sale or transfer, be released from its obligations under this Guaranty.

11. Right of Contribution. The Guarantor hereby agrees that to the extent that it shall have paid more than its proportionate share of any payment made hereunder, the Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor under the Credit Agreement which has not paid its proportionate share of such payment. The Guarantor’s right of contribution shall be subject to the terms and conditions of Section 9.4 of the Credit Agreement. The provisions of this Section 10 shall in no respect limit the obligations and liabilities of the Guarantor to the Administrative Agent, and the Lenders and the Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by the Guarantor hereunder.

12. Amendments and Waivers. Neither this Guaranty nor any provision hereof shall be amended, modified, waived or discharged other than in accordance with Section 10.1 of the Credit Agreement. The Administrative Agent shall not by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Administrative Agent at the direction of that percentage of Lenders required under the Credit Agreement. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Administrative Agent, acting at the direction of that percentage of Lenders required under the Credit Agreement, of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Administrative Agent would otherwise have on any future occasion, whether similar in kind or otherwise.

13. Corporate Existence, Power and Authority. Guarantor is a limited liability company duly organized and in good standing under the laws of its state or other jurisdiction of formation and is duly qualified to transact business in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on the financial condition, Property, results of operation or businesses of Guarantor or the rights of Secured Parties hereunder or under any of the other Loan Documents. The execution, delivery and performance of this Guaranty is within the company powers of Guarantor, have been duly authorized and are not in contravention of law or the terms of the organizational documentation of Guarantor, or any indenture, material agreement or material undertaking to which Guarantor is a party or by which Guarantor or its property are bound. This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, or similar law affecting creditors’ rights generally and by general principles of equity.

14. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Guaranty and any dispute arising out of the relationship between Guarantor and Secured Parties, whether in contract, tort, equity or otherwise, shall be governed by laws of the State of New York (without giving effect to principles of conflicts of law).

(b) Guarantor hereby irrevocably consents and accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the courts of the state of New York located in New York County in the city of New York or of the United States for the Southern District of New York, and any appellate court from any thereof. The Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any court, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens with respect to any action instituted therein arising under this Guaranty or any of the other Loan Documents or in any way connected with or related or incidental to the dealings of Guarantor and the Secured Parties in respect of this Guaranty or any of the other Loan Documents or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Guarantor or any Credit Party and Secured Parties or the conduct of any such persons in connection with this Guaranty or the other Loan Documents shall be heard only in the courts described above (except that Administrative Agent, acting at the direction of the Requisite Lenders, shall have the right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on any collateral at any time granted by Guarantor to Administrative Agent for the ratable benefit of the Secured Parties or to otherwise enforce its rights against Guarantor or its property).

(c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested), postage prepaid, directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Administrative Agent’s option, by service upon Guarantor in any other manner provided under the rules of any such courts.

(d) GUARANTOR HEREBY ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY AND HAS CONSULTED WITH COUNSEL OF ITS CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND SECURED PARTIES IN RESPECT OF THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR SECURED PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) None of the Secured Parties shall have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Guaranty, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on such Secured Party or Secured Parties, as applicable, that the losses were the result of acts or omissions of such Secured Party or Secured Parties, as applicable, constituting gross negligence or willful misconduct. In any such litigation, Secured Parties shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of the Credit Agreement and the other Loan Documents.

15. Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Administrative Agent at its address set forth in the Credit Agreement and to Guarantor at its address set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

Guarantor:

Hawaii Pacific Energy, LLC

800 Gessner Road, Suite 875

Houston, Texas 77024

Attention: Eric Wright

Facsimile: 832-565-1237

16. Partial Invalidity. If any provision of this Guaranty is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Guaranty as a whole, but this Guaranty shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

17. Entire Agreement. This Guaranty and the HPE Pledge Agreement, represents the entire agreement and understanding of the parties hereto and thereto concerning the subject matter hereof and thereof, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof and thereof, whether oral or written.

18. Loan Document; Successors and Assigns. This Guaranty is a Loan Document. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and Secured Parties and their successors, endorsees, transferees and assigns. The liquidation, dissolution, sale or termination of Guarantor shall not terminate this Guaranty as to such entity or as to Guarantor unless such liquidation, dissolution, sale or termination is expressly permitted under the Credit Agreement.

19. Construction. All references to the term “Guarantor” wherever used herein shall mean Guarantor and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Guarantor or any of its assets or Guarantor in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term “Lender” wherever used herein shall mean Lender and its successors and assigns and all references to the term “Borrower” wherever used herein shall mean Borrower and its successors and assigns (including, without limitation, any receiver, trustee or custodian for Borrower or any of its assets or Borrower in its capacity as debtor or debtor-in-possession under the United States Bankruptcy Code). All references to the term “Person” or “person” wherever used herein shall mean any individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity or any government or any agency or political subdivision thereof or any trustee, receiver, custodian or similar official. All references to the plural shall also mean the singular and to the singular shall also mean the plural.

20. Administrative Agent. Guarantor agrees that the Administrative Agent shall be protected by and shall enjoy all of the rights, immunities, protections and indemnities granted to it under the Credit Agreement and the other Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Limited Recourse Guaranty as of the day and year first above written.

HAWAII PACIFIC ENERGY, LLC,
as Guarantor

By:	Par Petroleum Corporation, its sole member

	By:	/s/ Christopher Micklas
	Name:	Christopher Micklas
	Title:	Chief Financial Officer

Solely with respect to Section 11 hereof:

EWI LLC
HEWW EQUIPMENT LLC
PAR NEW MEXICO LLC
PAR PICEANCE ENERGY EQUITY LLC
PAR POINT ARGUELLO LLC
PAR UTAH, LLC
PAR WASHINGTON LLC

By:	Par Petroleum Corporation,
its sole member

By:	/s/ Christopher Micklas
	Name:	Christopher Micklas
	Title:	Chief Financial Officer

Signature Page to Limited Recourse Guaranty

Acknowledged and agreed to:

JEFFERIES FINANCE LLC, as Administrative Agent for the benefit of the Secured Parties

By:	/s/ J. Paul McDonnell
	Name:	J. Paul McDonnell
	Title:	Managing Director

Signature Page to Limited Recourse Guaranty